Exhibit 99.1

Media Release

Roche and Foundation Medicine reach definitive merger agreement to accelerate broad availability of comprehensive genomic profiling in oncology

•	Together, the companies will leverage expertise in genomics and molecular information to enhance the development of personalised medicines and care for patients with cancer

•	Merger focuses on driving ubiquity of Foundation Medicine’s high quality comprehensive genomic profiling (CGP) testing and innovative data services to realise Roche’s vision of personalised healthcare

•	Foundation Medicine (FMI) to continue its operations as a separate and autonomous legal entity

Basel, 19 June 2018 - Roche (SIX: RO, ROG; OTCQX: RHHBY) and Foundation Medicine, Inc. (NASDAQ: FMI) today announced they have entered into a definitive merger agreement for Roche to acquire the outstanding shares of FMI’s common stock not already owned by Roche and its affiliates at a price of US$ 137.00 per share in cash. This corresponds to a total transaction value of US$ 2.4 billion on a fully diluted basis, and a total company value of US$ 5.3 billion on a fully diluted basis. This price represents a premium of 29% to FMI’s closing price on 18 June 2018 and a premium of 47% and 68% to FMI’s 30-day and 90-day volume weighted average share price on 18 June 2018, respectively. The merger agreement has been unanimously approved by the board of Roche and a Special Committee of the independent directors of FMI and by its full board of directors with the Roche designated directors abstaining from the deliberations and vote. All current members of the FMI board have indicated that they intend to tender their FMI shares in the tender offer.

Daniel O’Day, CEO Roche Pharmaceuticals, said, “This is important to our personalised healthcare strategy as we believe molecular insights and the broad availability of high quality comprehensive genomic profiling are key enablers for the development of, and access to, new cancer treatments. We will preserve FMI’s autonomy while supporting them in accelerating their progress.”

Foundation Medicine, based in Cambridge, Massachusetts, is a market leading molecular information company dedicated to a transformation in cancer care, where each patient’s treatment is informed by a deep understanding of the molecular changes that contribute to their disease. Their services include a full suite of comprehensive genomic profiling (CGP) assays to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies, immunotherapies and clinical trials.

“Foundation Medicine and Roche share the philosophy that every cancer patient should have access to personalized care informed by validated molecular information. Joining forces with Roche as an independent operating company allows Foundation Medicine to continue its collaboration with Roche, as well as our biopharma partners, to drive ubiquitous access to CGP testing and innovative data services,” said Troy Cox, Chief Executive Officer for Foundation Medicine.

F. Hoffmann-La Roche Ltd	4070 Basel	Group Communications	Tel. +41 61 688 88 88
	Switzerland	Roche Group Media Relations	www.roche.com

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Terms of the agreement

Under the terms of the merger agreement, Roche will promptly commence a tender offer to acquire all of the outstanding shares of FMI’s common stock not already owned by Roche at a price of US$ 137.00 per share in cash. The closing of the tender offer will be subject to a majority of FMI’s outstanding shares not already held by Roche being tendered in the tender offer. In addition, the transaction is subject to other customary closing conditions.

Following completion of the tender offer, Roche will acquire all remaining shares at the same price of US$ 137.00 per share through a second step merger. The closing of the transaction is expected to take place in the second half of 2018.

Citi is acting as financial advisors to Roche and Davis Polk & Wardwell LLP is acting as legal counsel to Roche. Goldman Sachs & Co. LLC is acting as financial advisor to the FMI Special Committee and Goodwin Procter LLP is acting as legal counsel to the FMI Special Committee.

About Foundation Medicine

Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient’s unique cancer. The company offers a full suite of comprehensive genomic profiling assays to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies, immunotherapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer.

For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationMedicineATCG).

About Roche

Roche is a global pioneer in pharmaceuticals and diagnostics focused on advancing science to improve people’s lives. The combined strengths of pharmaceuticals and diagnostics under one roof have made Roche the leader in personalised healthcare – a strategy that aims to fit the right treatment to each patient in the best way possible.

Roche is the world’s largest biotech company, with truly differentiated medicines in oncology, immunology, infectious diseases, ophthalmology and diseases of the central nervous system. Roche is also the world leader in in vitro diagnostics and tissue-based cancer diagnostics, and a frontrunner in diabetes management. Founded in 1896, Roche continues to search for better ways to prevent, diagnose and treat diseases and make a sustainable contribution to society. The company also aims to improve patient access to medical innovations by working with all relevant stakeholders. Thirty medicines developed by Roche are included in the World Health Organization Model Lists of Essential Medicines, among them life-saving antibiotics, antimalarials and cancer medicines. Roche has been recognised as the Group Leader in sustainability within the Pharmaceuticals, Biotechnology & Life Sciences Industry nine years in a row by the Dow Jones Sustainability Indices (DJSI).

The Roche Group, headquartered in Basel, Switzerland, is active in over 100 countries and in 2017 employed about 94,000 people worldwide. In 2017, Roche invested CHF 10.4 billion in R&D and posted sales of CHF 53.3 billion. Genentech, in the United States, is a wholly owned member of the Roche Group. Roche is the majority shareholder in Chugai Pharmaceutical, Japan. For more information, please visit www.roche.com.

All trademarks used or mentioned in this release are protected by law.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL FOUNDATION MEDICINE COMMON STOCK. THE OFFER TO BUY FOUNDATION MEDICINE COMMON STOCK WILL ONLY BE MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (WHICH WILL BE FILED BY ROCHE WITH THE SEC) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER (WHICH WILL BE FILED BY FOUNDATION MEDICINE WITH THE SEC) WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE AND FOUNDATION MEDICINE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND RELATED MATERIALS, AND THE SOLICITATION/RECOMMENDATION STATEMENT, MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD- LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE TRANSACTION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE TRANSACTION, INCLUDING TENDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF FOUNDATION MEDICINE NOT ALREADY OWNED BY ROCHE, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN FOUNDATION MEDICINE’S PUBLIC FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING THE “RISK FACTORS” SECTIONS OF FOUNDATION MEDICINE’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, AS WELL AS THE TENDER OFFER STATEMENT ON SCHEDULE TO AND RELATED TENDER OFFER MATERIALS TO BE FILED BY ROCHE AND THE SOLICITATION/RECOMMENDATION ON SCHEDULE 14D-9 TO BE FILED BY FOUNDATION MEDICINE. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND FOUNDATION MEDICINE

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DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

Roche Group Media Relations

Phone: +41 61 688 8888 / e-mail: media.relations@roche-global.com

- Nicolas Dunant (Head)

- Patrick Barth

- Ulrike Engels-Lange

- Simone Oeschger

- Anja von Treskow

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